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                                                                     EXHIBIT 5.1


                  Opinion of Akerman, Senterfitt & Eidson, P.A.
           regarding the legality of the common stock being registered

                                 March 15, 2001

Outsource International, Inc.
1690 South Congress Avenue, Suite 210
Delray Beach, Florida 33445

Ladies and Gentlemen:

         We have acted as counsel to Outsource International, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration by the Company of an additional 960,000 shares (the "Shares") of the Company's common stock, $0.001 par value per share, issuable pursuant to the Outsource International, Inc. Stock Option Plan (the "Plan").

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Articles of Incorporation, as amended, and Bylaws, as amended, (2) the Plan and
(3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinions expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

          Based upon the foregoing examination, and subject to qualifications set forth below, we are of the opinion that, assuming the Shares are issued in accordance with the terms and conditions of the Plan, will be, when issued against the exercise price therefor and assuming no change in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

          We express no opinion as to laws of any jurisdiction other than the laws of the State of Florida. The opinions expressed herein concern only the effect of the laws of the State of Florida as currently in effect. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                         Sincerely,



                                         /s/  Akerman, Senterfitt & Eidson, P.A.

                                         AKERMAN, SENTERFITT & EIDSON, P.A.